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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 22, 2000 relating to the financial statements and financial statement schedule, which appear in InterNAP Network Services Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and our report dated April 5, 2000 relating to the financial statements of CO Space, Inc. which appears in the Current Report on Form 8-K/A dated September 5, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
October 3, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS